
                                                                             Exhibit 99-3

                            Energy East Corporation
                           Consolidated Balance Sheet
                              At December 31, 1998
                              Actual and Pro Forma
                                  (Unaudited)



                                                     Actual    Adjustments    Pro Forma
----------------------------------------------------------------------------------------------
                                                                (Thousands)
Assets

Current Assets
 Cash and cash equivalents . .  . .  . .  . .        $48,068     $1,850,500    $1,898,568
 Special deposits. .  . .  . .  . .  . .  . .          4,729                        4,729
 Accounts receivable, net  . .  . .  . .        148,712                      148,712
 Fuel, at average cost  .  . .  . .  . .  . .         44,643        (24,443)       20,200
 Materials and supplies, at average cost  . .         38,040        (29,705)        8,335
 Prepayments  .  . .  . .  . .  . .  . .        111,082         12,690       123,772
 Accumulated deferred federal income
    tax benefits, net . .  . .  . .  . .  . .           -
                                                    ----------     ----------    ----------

   Total Current Assets .  . .  . .  . .  . .        395,274      1,809,042     2,204,316

Utility Plant, at Original Cost
 Electric.  . .  . .  . .  . .  . .  . .      5,299,604     (1,926,803)    3,372,801
 Natural gas. .  . .  . .  . .  . .  . .        602,904                      602,904
 Common. .  . .  . .  . .  . .  . .  . .        144,043                      144,043
                                                    ----------     ----------    ----------
                                                     6,046,551     (1,926,803)    4,119,748
 Less accumulated depreciation  . .  . .  . .      2,211,608       (846,397)    1,365,211
                                                    ----------     ----------    ----------
   Net Utility Plant in Service . .  . .  . .      3,834,943     (1,080,406)    2,754,537
 Construction work in progress  . .  . .  . .         27,741         (7,633)       20,108
                                                    ----------     ----------    ----------
   Total Utility Plant  .  . .  . .  . .  . .      3,862,684     (1,088,039)    2,774,645

Other Property and Investments, Net  . .  . .        129,088        (39,336)       89,752

Regulatory and Other Assets
 Regulatory assets
  Unfunded future federal income taxes .  . .        136,404                      136,404
  Unamortized debt expense   .  . .  . .  . .         71,530                       71,530
  Demand-side management program costs .  . .         64,466                       64,466
  Environmental remediation costs .  . .  . .         60,600                       60,600
  Other  .  . .  . .  . .  . .  . .  . .        125,604        (72,714)       52,890
                                                    ----------     ----------    ----------
 Total regulatory assets   . .  . .  . .        458,604        (72,714)      385,890

 Other assets .  . .  . .  . .  . .  . .         37,687         (9,218)       28,469
                                                    ----------     ----------    ----------
   Total Regulatory and Other Assets . .  . .        496,291        (81,932)      414,359
                                                    ----------     ----------    ----------
   Total Assets  . .  . .  . .  . .  . .     $4,883,337       $599,735    $5,483,072
                                                    ==========     ==========    ==========





The notes on page 4 of this exhibit are an integral part of the pro forma consolidated financial statements.

                             Energy East Corporation
                            Consolidated Balance Sheet
                                      At December 31, 1998
                                      Actual and Pro Forma
                                          (Unaudited)

                                                            Actual      Adjustments   Pro Forma
-----------------------------------------------------------------------------------------------
  Liabilities                                                      (Thousands)

Current Liabilities
 Current portion of long-term debt   . .  . .  . .      $31,077       ($26,200)      $4,877
 Current portion of preferred stock of subsidiary.       75,000                      75,000
 Commercial paper. .  . .  . .  . .  . .  . .  . .       78,300                      78,300
 Accounts payable and accrued liabilities . .  . .  . .      116,582                     116,582
 Interest accrued. .  . .  . .  . .  . .  . .  . .       19,556                      19,556
 Taxes accrued   . .  . .  . .  . .  . .  . .          587        545,442      546,029
 Accumulated deferred federal income tax, net  . .       10,029                      10,029
 Other . .  . .  . .  . .  . .  . .  . .  . .       82,143          9,769       91,912
                                                        ----------     ----------    ---------
   Total Current Liabilities .  . .  . .  . .  . .      413,274        529,011      942,285

Regulatory and Other Liabilities
 Regulatory liabilities
  Deferred income taxes .  . .  . .  . .  . .  . .       98,038                      98,038
  Deferred income taxes - unfunded future federal
    income taxes . .  . .  . .  . .  . .  . .  . .       60,896                      60,896
  Other. .  . .  . .  . .  . .  . .  . .  . .       42,182        370,347      412,529
                                                        ----------     ----------    ---------
   Total regulatory liabilities . .  . .  . .  . .      201,116        370,347      571,463

Other liabilities
  Deferred income taxes .  . .  . .  . .  . .  . .      765,592       (358,228)     407,364
  Other postretirement benefits . .  . .  . .  . .      137,681          3,827      141,508
  Environmental remediation costs .  . .  . .  . .       80,600                      80,600
  Other. .  . .  . .  . .  . .  . .  . .  . .       82,028                      82,028
                                                        ----------     ----------    ---------
   Total other liabilities . .  . .  . .  . .  . .    1,065,901       (354,401)     711,500
Long-term debt.  . .  . .  . .  . .  . .  . .    1,435,120                   1,435,120
                                                        ----------     ----------    ---------
   Total Liabilities  . .  . .  . .  . .  . .  . .    3,115,411        544,957    3,660,368

Commitments . .  . .  . .  . .  . .  . .  . .  . .        -                             -
Preferred Stock of Subsidiary
 Preferred stock redeemable solely at the
   option of subsidiary .  . .  . .  . .  . .       29,440                      29,440
 Preferred stock subject to mandatory
   redemption requirements . .  . .  . .  . .  . .       25,000                      25,000
Common Stock Equity
 Common stock ($.01 par value, 200,000 shares
  authorized and 62,947 shares outstanding as of
  December 31, 1998)  . .  . .  . .  . .  . .          631                         631
Capital in excess of par value  . .  . .  . .    1,057,904                   1,057,904
 Retained earnings .  . .  . .  . .  . .  . .      662,562         54,778      717,340
 Treasury stock, at cost (136 shares at December
  31, 1998) . .  . .  . .  . .  . .  . .  . .  . .      (7,611)                      (7,611)
                                                        ----------     ----------    ---------
   Total Common Stock Equity .  . .  . .  . .  . .    1,713,486         54,778    1,768,264
                                                        ----------     ----------    ---------
   Total Liabilities and Stockholders' Equity  . .   $4,883,337       $599,735   $5,483,072
                                                        ==========     ==========   ==========



The notes on page 4 of this exhibit are an integral part of the pro forma consolidated financial statements.

Energy East Corporation
               Consolidated Statement of Income
 Year Ended December 31, 1998
   Actual and Pro Forma
       (Unaudited)
                                                                     Pro
                                             Actual    Adjustments   Forma
----------------------------------------------------------------------------
                                       (Thousands, except per share amounts)

Operating Revenues
  Sales and services. . . . . . . . . . . $2,499,418  $(589,201)$1,910,217

Operating Expenses
  Fuel used in electric generation. . . .    239,258   (232,787)     6,471
  Electricity purchased . . . . . . . . .    752,978   (197,312)   555,666
  Natural gas purchased . . . . . . . . .    158,656       -       158,656
  Other operating expenses. . . . . . . .    366,403    (43,149)   323,254
  Maintenance . . . . . . . . . . . . . .    111,502    (30,396)    81,106
  Depreciation and amortization . . . . .    191,073    (61,725)   129,348
  Other taxes . . . . . . . . . . . . . .    204,709    (24,130)   180,579
                                           ---------- ---------- ----------
    Total Operating Expenses. . . . . . .  2,024,579   (589,499) 1,435,080
                                           ---------- ---------- ----------
Operating Income. . . . . . . . . . . . .    474,839        298    475,137
Other Income and Deductions . . . . . . .      9,318                 9,318
Interest Charges, Net . . . . . . . . . .    125,557     (1,646)   123,911
Preferred Stock Dividends of
  Subsidiary. . . . . . . . . . . . . . .      8,583       -         8,583
                                           ---------- ---------- ----------
Income Before Federal Income Taxes. . . .    331,381      1,944    333,325
Federal Income Taxes. . . . . . . . . . .    137,176     (4,043)   133,133
                                           ---------- ---------- ----------
Net Income. . . . . . . . . . . . . . . .   $194,205     $5,987   $200,192
                                           ========== ========== ==========

Earnings Per Share, basic and diluted . .      $3.02                 $3.11


Average Common Shares Outstanding . . . .     64,371                64,371










The notes on page 4 of this exhibit are an integral part of the pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements



Note 1. Our historical consolidated financial statements as of and for the 12 months ended December 31, 1998, have been adjusted to give effect to the disposition of our coal-fired generation assets to Edison Mission Energy and The AES Corporation discussed in Item 1. The pro forma consolidated balance sheet assumes the disposition occurred December 31, 1998, and the pro forma consolidated statement of income for the year ended December 31, 1998, assumes that the disposition occurred on January 1, 1998. All proceeds from the sales, net of taxes and transaction costs, in excess of the net book value of the generation assets, less funded deferred taxes, will be used to write down our 18% investment in Nine Mile Point nuclear generating unit No. 2. This treatment is in accordance with our restructuring plan approved by the Public Service Commission of the State of New York in January 1998.

     The pro forma consolidated financial statements were prepared based upon certain assumptions and are for illustrative purposes only. They include historical operating results and should not be used to forecast future operating results or financial position. Actual operating results or financial position could be substantially different.

Note 2.
The adjustments on the pro forma balance sheet represent the amount of utility plant, other property and investments, fuel, and materials and supplies sold. Liabilities incurred related to the sale, such as income taxes and estimated transaction costs, are also included in the adjustments. Nonrecurring credits, such as the gain from the sale of the plants that will be used to write down our interest in NMP2, unamortized ITC and the curtailment of pension and OPEB benefits, were also included in the adjustments.

Note 3.
The adjustments on the pro forma income statement do not reflect nonrecurring charges and credits related to the sale of the plants. The adjustments were
based upon certain assumptions.   Operating expense and maintenance expense
include all amounts directly related to the operation and maintenance of coal-fired generation plus corporate administrative and general costs allocated based on net revenues.